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Exhibit 8.1

Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
 666 Fifth Avenue, 31st Floor
New York, New York 10103-3198
www.fulbright.com

Telephone: (212) 318-3000	Facsimile: (212) 318-3400

January 12, 2007

U.S. Shipping Partners L.P.
399 Thornall Street
8th Floor
Edison, NJ 08837

  Re:
  U.S. Shipping Partners L.P.—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for U.S. Shipping Partners L.P. (the "Partnership"), a Delaware limited partnership, with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement, as amended (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), regarding the offer and sale by certain unitholders of the Partnership of up to 4,433,580 common units representing limited partner interests in the Partnership, which includes 3,123,205 common units expected to be issued upon conversion of Class B units if such conversion is approved by unitholders. We have also participated in the preparation of a preliminary prospectus dated January 12, 2007 (the "Prospectus") contained in the Registration Statement on Form S-3 to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the "Discussion") set forth under the caption "Material Tax Consequences" in the Prospectus.

        Subject to the assumptions, qualifications and limitation set forth in the Discussion, we hereby confirm that all statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Prospectus.

        In providing this opinion, we have examined and are relying upon the truth and accuracy at all times relevant of the statements, covenants and representations contained in (i) the Registration Statement, (ii) certain other filings made by the Partnership with the Commission and (iii) other information provided to us by the Partnership and US Shipping General Partner LLC, a Delaware limited liability company and the general partner of the Partnership.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,
/s/ FULBRIGHT & JAWORSKI L.L.P.

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  Exhibit 8.1